Exhibit 99.1

NorthStrive Biosciences Files 10 U.S. Patent Applications for EL-22 and EL-32 Targeting Muscle Growth and Yield Enhancement in Farmed Animals

NEWPORT BEACH, CA – February 18, 2026 – NorthStrive Biosciences, Inc. (“NorthStrive” or the “Company”), a wholly owned subsidiary of PMGC Holdings Inc. (Nasdaq: PMGC), today announced the filing of ten (10) new U.S. patent applications expanding its proprietary EL-22 and EL-32 technologies into animal health and agricultural markets, including applications designed to encourage animals to grow new muscle and increase muscle weight return per animal.

These ten (10) patent applications include five (5) new patent applications covering EL-22 and five (5) new, corresponding applications covering EL-32 across multiple farmed animal categories, including livestock, aquaculture, and poultry.

Muscle Growth and Increased Yield in Livestock

Two of the patent applications cover the use of EL-22 and EL-32 as non-feed additive supplements designed to encourage animals to grow new muscle tissue and increase muscle weight return per animal.

●	EL-22 – U.S. Application No. 19/541,209

●	EL-32 – U.S. Application No. 19/540,888

Livestock Emissions Reduction and Animal Health

Additional applications cover the use of EL-22 and EL-32 to reduce gaseous emissions in livestock, potentially decreasing environmental impact and mitigating ruminal tympany risk.

●	EL-22 – U.S. Application No. 19/540,893

●	EL-32 – U.S. Application No. 19/540,895

Aquaculture Muscle Growth and Efficiency

Applications have also been filed covering the use of EL-22 and EL-32 in aquaculture to encourage muscle growth in aquatic species, potentially reducing time to commercially viable size and lowering energy expenditures.

●	EL-22 – U.S. Application No. 19/540,898

●	EL-32 – U.S. Application No. 19/540,900

Aquaculture Emissions Reduction

Additional aquaculture filings address emissions reduction to mitigate eutrophic conditions.

●	EL-22 – U.S. Application No. 19/540,905

●	EL-32 – U.S. Application No. 19/540,908

Poultry Muscle Development

The final set of applications covers the use of EL-22 and EL-32 in poultry to encourage muscle growth and improve muscle yield per bird within standard growth timelines.

●	EL-22 – U.S. Application No. 19/540,913

●	EL-32 – U.S. Application No. 19/540,918

About Northstrive Biosciences Inc.

Northstrive Biosciences Inc., a PMGC Holdings Inc. company, is a biopharmaceutical company focusing on the development and acquisition of cutting-edge aesthetic medicines. Northstrive’s lead asset, EL-22, leverages an engineered probiotic approach to address obesity’s pressing issue of preserving muscle while on weight loss treatments, including GLP-1 receptor agonists. For more information, please visit www.northstrivebio.com.

About PMGC Holdings Inc.

PMGC Holdings Inc. is a diversified holding company that manages and grows its portfolio through strategic acquisitions, investments, and development across various industries. We are committed to exploring opportunities in multiple sectors to maximize growth and value. For more information, please visit https://www.pmgcholdings.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “believes,” “expects,” “plans,” “potential,” “would” and “future” or similar expressions such as “look forward” are intended to identify forward-looking statements. Forward-looking statements are made as of the date of this press release and are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, activities of regulators and future regulations and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. Therefore, you should not rely on any of these forward-looking statements. These and other risks are described more fully in PMGC’s filings with the United States Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025, and its other documents subsequently filed with or furnished to the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

IR Contact:

IR@pmgcholdings.com